Exhibit 10.3

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 29, 2022, is made and entered into by and among WHC Worldwide, LLC, a Missouri limited liability company (the “Company”), Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“SPAC”), and the holders of the Pre-Closing Company Units (as defined in the Business Combination Agreement), each listed on the signature pages hereto as a Member (the “Members”). Except as otherwise specified herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC and the Company are entering into a Business Combination Agreement in substantially the form provided to the Member and is attached hereto as Exhibit A (as may be amended, supplemented, restated or otherwise modified from time to time by the Company and SPAC (the “Business Combination Agreement” and the “SPAC Transaction”, respectively);

WHEREAS, as of the date hereof, the Member is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act of and is entitled to dispose of and vote (including, without limitation, by proxy or power of attorney) Pre-Closing Company Units (as defined in the Business Combination Agreement) set forth on the signature pages hereto (collectively, the “Owned Units”; the Owned Units and any additional Company Units and/or Company Class A Units and/or Company Class B Units (or any securities convertible into or exercisable or exchangeable for Company Units) in which the Member has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Units”); and

WHEREAS, in anticipation of, and as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Member are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Member hereby agree as follows:

1. Agreement to Vote. Each Member (as to itself and not jointly and severally with the other Members) irrevocably and unconditionally agrees that, at any meeting of the members of the Company (whether annual or special and whether or not an adjourned or postponed meeting) including any class meetings, class votes or class consents, and in connection with any written consent of members of the Company, the Member shall, and shall cause any other holder of record of any of the Member’s Covered Units to: (a) if and when such meeting is held, appear at such meeting (in person or by proxy), and if a quorum is not present, to vote (in person or by proxy) in favor of adjournment of such meeting of the members to a later date, as in accordance with the Company’s charter documents as in effect at such time; (b) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Member’s Covered Units in favor of the Company Required Approval (as defined in the Business Combination Agreement), and any other resolutions in favor of the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the transactions contemplated under the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement; (c) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Member’s Covered Units against (A) any transaction, action or agreement of any kind (other than the SPAC Transaction) concerning the sale or transfer of (x) all or any material part of the business or assets of the Company or (y) any of the shares or other equity interests or profits of the Company, that would reasonably be expected to (i) frustrate the purposes of, impede, interfere with, delay, postpone or adversely affect the SPAC Transaction (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement, or cause any of the conditions to Closing set forth in the Business Combination Agreement not to be fulfilled or satisfied, or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Member contained in this Agreement and (B) any merger agreement or merger (other than the Business Combination Agreement), consolidation, combination, sale of all or substantially all assets, scheme of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company. The agreements and obligations set forth in this Section 1 do not extend to any material amendments to the Business Combination Agreement or the transactions to be consummated thereby.

2. Proxy.  Each Member (as to itself and not jointly and severally with the other Members) hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, appoints the Chief Executive Officer of the Company, or any designee of the Company as approved by the managing member of the Company, as the Member’s attorney-in-fact and proxy with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Covered Units, solely on the matters and in the manner specified in Section  1. THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 2 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Member (as to itself and not jointly and severally with the other Members) hereby affirms that the irrevocable proxy granted by Member pursuant to this Section 2 is granted in consideration of SPAC considering to enter into this Agreement and the Business Combination Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Member under this Agreement. The proxies and powers of attorney shall not be terminated by any act of the Member or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Member. Each Member hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Covered Units that the Member may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Member with respect to any Covered Units. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Member and any obligation of the Member under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Member.

3. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) termination of the Business Combination Agreement in accordance with its terms or (ii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Member (the earliest such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7 to 15 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

4. Representations and Warranties of the Member. Each Member hereby represents and warrants to the Company and SPAC as to itself (and not jointly and severally with the other Members) that: (i) as of the date hereof and as of the Closing, that the Member has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement constitutes valid and binding obligation of the Member, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5. Each Member (as to itself and not jointly and severally with the other Members) hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the transactions contemplated under the Business Combination Agreement, (i) sell, transfer, encumber, assign or otherwise dispose of, either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including profit sharing arrangement) with respect to the Transfer of any of the Member’s Covered Units; (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of any Covered Units), or enter into any other agreement, with respect to any Covered Units (in each case, other than the Proxy granted to the Company in accordance with this Agreement); (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); or (iv) take any action that would make any representation or warranty of the Member contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Member from performing its obligations under this Agreement.

6. Further Assurances, Instruments and Efforts. From time to time, at SPAC’s or Company’s request and without further consideration, each Member (as to itself and not jointly and severally with the other Members) shall execute and deliver such additional documents[1] and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement and by the Business Combination Agreement, and each Member (as to itself and not jointly and severally with the other Members) shall use its commercially reasonable efforts, and shall reasonably cooperate with the Company and SPAC, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the SPAC Transaction (including the delivery of any information required for all applicable notices and filings and for the receipt of all applicable consents of governmental authorities and third parties) and to comply as promptly as practicable with all requirements of governmental authorities applicable to the SPAC Transaction, including any regulatory application or filing required or advisable in connection with the SPAC Transaction (including filings with the SEC or NYSE). Each Member (as to itself and not jointly and severally with the other Members) further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. Each Member (as to itself and not jointly and severally with the other Members) hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or NYSE, the Member’s identity and ownership of the Covered Units and the nature of the Member’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement.

8. Confidentiality. Each Member (as to itself and not jointly and severally with the other Members) (including its affiliates, directors, partners, officers, investors, employees and agents) agrees, except as required by law, to retain in strict confidence all non-public information related to the existence and terms of this Agreement, the negotiations between the Company and SPAC, any information related to the Business Combination Agreement and the SPAC Transaction and all nonpublic information related to SPAC and the SPAC identity, and further agree that it will not disclose to any third party, or permit the use or disclosure to any third party of such information or any information obtained from or revealed hereunder.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and each of the Members. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 9 or Section 10 as applicable.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page or If to the Member, to such address indicated on the Company’s records with respect to the Member or to such other address or addresses as the Member may from time to time designate in writing, or 48 hours after being deposited in the mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

12. Governing Law and Jurisdiction. Sections 8.5, 8.15, 8.16 and 8.17 of the Business Combination Agreement are hereby incorporated by reference, mutadis mutandis.

13. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13 shall be null and void, ab initio.

14. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

15. Trust Account Waiver. Each Member agrees (as to itself and not jointly and severally with the other Members), acknowledges and represents that it understands that SPAC has established its trust account (the “Trust Account”) for the benefit of the public shareholders and that SPAC may disburse monies from the Trust Account only: (A) to the public shareholders in the event of the conversion of their shares upon consummation of a business combination or amendment to SPAC’s charter documents relating to pre-business combination activity, (B) to the public shareholders in connection with SPAC’s liquidation in the event SPAC is unable to consummate a business combination within the required time period or (C) to SPAC concurrently with, or after it consummates a business combination, and (ii) agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

Spree Acquisition Corp. 1 Limited

By:	/s/ Steven Greenfield
	Name:	Steven Greenfield
	Title:	Executive Chairman

WHC Worldwide, LLC

By:	/s/ William M. George
	Name:	William M. George
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

/s/ William M. George
William M. George
72 Class A Units

YCC3, LLC

By:	/s/ Jamie Campolongo
Name:	Jamie Campolongo
Title:	Partner
15 Class A Units

BBLE, LLC

By:	/s/ Leo Morton
Name:	Leo Morton
Title:	President & COO
8 Class B Units

WHCWW5 HOLDING, LLC

By:	/s/ Terry Oates
Name:	Terry Oates
Title:	CFO
5 Class A Units

[Signature Page to Support Agreement]

EXHIBIT A

Form of Business Combination Agreement